CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-229556) and Form S-8 (Nos. 33-42229, 333-64573, 333-74815, 333-37338, 333-110102, 333-126888, 333-162766, 333-168827, 333-168829, 333-195713, 333-211493 and 333-236370) of Masco Corporation of our report dated February 9, 2021 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Detroit, Michigan
February 9, 2021